Exhibit 10.1 Certain information identified by “[***]” has been excluded from this exhibit because it is both not material and is the type of information that the registrant customarily and actually treats as private or confidential. February 9, 2024 Raju Malhotra [***] Dear Raju: The purpose of this letter (“Letter”) is to summarize our discussions with you on February 8, 2024 regarding the separation of your employment with PAR Technology Corporation (the “Company”) effective February 9, 2024 (the “Separation Date”). Your final wages through and including the Separation Date will be paid on the Separation Date, and direct deposited into your account(s). In addition to your post-employment payment/benefits described under Benefit Plans below, in consideration of the Company’s receipt of your fully executed and effective Release (“Release”) attached to this Letter, and provided you do not revoke the Release as explained below, the Company will: (a) pay you the sum of $138,666.67 (equal to four (4) months’ pay) which will be paid in four (4) equal installments over a period of 4 (four) months commencing within 60 days of your Separation Date subject to the Company’s receipt of your fully executed and effective Release; and (b) pay you an amount equal to the earned but unpaid annual short-term incentive (STI) cash bonus (“STI Bonus”) with respect to the Company’s fiscal year ended December 31, 2023 (“FY 2023”) without regard to any continued employment requirement, which shall be paid to you upon the later of: (i) the date STI bonuses for the FY 2023 are paid to other executive officers of the Company and (ii) the date the Company shall have received your fully executed and effective Release; provided, in no event, later than 5:00 p.m. (eastern time) on April 1, 2024; and (c) amend the Grant Notice - Restricted Stock Unit Award and Restricted Stock Award Agreement (the “August 2021 Grant Agreement”) reflective of an August 12, 2021 grant date of performance vesting restricted stock units of 1,578 units (“2021 RSUs), to provide that notwithstanding you not being employed by or otherwise providing services to the Company or any of its affiliates on March 1, 2024 (the Vesting Date of one-third of the 2021 RSUs, representing 526 (the “2021 Third Year Vesting RSUs”) under the August 2021 Grant Agreement), you will vest in the 2021 Third Year Vesting RSUs on the later of: (i) March 1, 2024 and (ii) the date the Company shall have received your fully executed and effective Release provided, in no event, later than 5:00 p.m. (eastern time) on April 1, 2024; as amended pursuant to the amendment in the form attached to this letter as Appendix A; and

(d) amend the Grant Notice - Restricted Stock Unit Award and Restricted Stock Award Agreement (“March 2022 Grant Agreement”) reflective of a March 4, 2022 grant date of time vesting restricted stock units of 39,123 units (“2022 RSUs”), to provide that notwithstanding you not being employed by or otherwise providing services to the Company or any of its affiliates on March 1, 2024 (the Vesting Date of one third of the 2022 RSUs, representing 13,041 units (the “2022 Second Year Vesting RSUs”) under the March 2022 Grant Agreement), you shall vest in the 2022 Second Year Vesting RSUs on the later of: (i) March 1, 2024 and (ii) the date the Company shall have received your fully executed and effective Release; provided, in no event, later than 5:00 p.m. (eastern time) on April 1, 2024; as amended pursuant to the amendment in the form attached to this letter as Appendix B; and (e) amend the Grant Notice - Restricted Stock Unit Award and Restricted Stock Award Agreement (“March 2023 Grant Agreement”) reflective of an March 3, 2023 grant date of time vesting restricted stock units of 41,876 units (“2023 RSUs”), to provide that notwithstanding you not being employed by or otherwise providing services to the Company or any of its affiliates on March 1, 2024 (the Vesting Date of one third of the 2023 RSUs, representing 13,959 units (the “2023 First Year Vesting RSUs”) under the March 2023 Grant Agreement), you shall vest in the 2023 First Year Vesting RSUs on the later of: (i) March 1, 2024 and (ii) the date the Company shall have received your fully executed and effective Release; provided, in no event, later than 5:00 p.m. (eastern time) on April 1, 2024; as amended pursuant to the amendment in the form attached to this letter as Appendix C; and (f) amend the Notice of Award/Stock Option Agreement (Non-Qualified Stock Option) (“January 2021 NQSO Grant Agreement”) reflective of a January 1, 2021 grant date of non-qualified stock options to purchase shares of the Company’s common stock (“NQSOs”) to provide that notwithstanding you not being employed by or otherwise providing services to the Company or any of its affiliates on February 17, 2024 (the Vesting Date of 1,315 unvested shares of the NQSOs) and March 17, 2024 (the Vesting Date of 1,315 unvested shares of the NQSOs) (collectively, the “2024 Vesting NQSOs”) under the January 2021 NQSO Grant Agreement, you shall vest in the 2024 Vesting NQSOs on the later of: (i) February 17, 2024 (1,315 shares) or March 17, 2024 (1,315 shares), as applicable, and (ii) the date the Company shall have received your fully executed and effective Release; provided, in no event, later than 5:00 p.m. (eastern time) on April 1, 2024; as amended pursuant to the amendment in the form attached to this letter as Appendix D; and (g) amend the Notice of Award/Stock Option Agreement (Incentive Stock Option) (“January 2021 ISO Grant Agreement”) reflective of a January 1, 2021 grant date of incentive stock options to purchase shares of the Company’s common stock (“ISOs”) to provide that notwithstanding you not being employed by or otherwise providing services to the Company or any of its affiliates on February 17, 2024 (the Vesting Date of 840 unvested shares of the ISOs) and March 17, 2024 (the Vesting Date of 841 unvested shares of the ISOs) (collectively, the “2024 Vesting ISOs”) under the January 2021 ISO Grant Agreement, you shall vest in the 2024 Vesting ISOs on the later of: (i) February 17, 2024 (840 shares) or March 17, 2024 (841 shares), as applicable, and (ii) the date the Company shall have received your fully executed and effective Release; provided, in no event, later than 5:00 p.m. (eastern time) on April 1, 2024; as amended pursuant to the amendment in the form attached to this letter as Appendix E; and

(h) provided you timely elect COBRA coverage for your medical benefits (as described under Benefit Plans – Medical below), pay the same amount as the Company currently pays toward your medical benefits (employer portion) toward such COBRA coverage for a period of two (2) months beginning March 1, 2024; and (i) provide you with outplacement services through Lee Hecht Harrison for a period of up to three (3) months, provided you engage with Lee Hecht Harrison no later than May 8, 2024. You may not receive cash in lieu of outplacement services. Collectively, (a), (b), (c), (d), (e), (f), (g), (h) and (i) above, the “Separation Payments”. Your Release will be deemed “effective” upon the expiration of the Revocation Period (as that term is defined in the Release) provided you do not exercise your right to revoke your Release during the Revocation Period. Whether or not you sign the Release, you will be entitled to the following in connection with the Company’s Benefit Plans: Benefit Plans: Vacation. You will receive payment for your earned, unused vacation hours (if any) recorded as of the Separation Date. Medical, Dental, and Vision Insurance. Your medical, dental, and vision insurance will continue through February 29, 2024. A separate letter detailing your ability to continue coverage at your own expense pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), together with a certificate as it relates to the Health Insurance Portability and Accountability Act, will be mailed to you by [***], within the next few weeks. Life Insurance. Group Life insurance coverage with The Hartford will cease as of the Separation Date. You have 31 days after your group life insurance coverage ends and upon receiving the notice to convert to a personal policy. If you choose to convert to a personal policy within this 31-day period, The Hartford will not require proof of insurability. If you need a form to exercise your conversion rights, please reach out to [***] within two (2) weeks of receiving this letter to request a copy of your personalized form which you will be required to submit to The Hartford. Premiums for a Life Conversion policy are substantially higher than the employer group policy rates. Disability Insurance. Disability Insurance coverage will cease on the Separation Date. 401(k) Plan. Information regarding your distribution rights with respect to your vested benefits under the PAR Technology Corporation 401(k) Plan will be sent to you from the Company’s 401(k) Plan Administrator. PAR Equity/Stock. Except for amendments to your unvested equity grants which are included in the Separation Payments described above, on the Separation Date, all other unvested equity awards granted to you by PAR Technology Corporation shall be automatically cancelled without payment of any consideration by the Company. If you were awarded stock options, you will have three months following the Separation Date to exercise any stock options that are vested as of the Separation Date, otherwise the vested stock options will automatically expire without value. To avoid forfeiture of any vested stock options, contact [***] to process any required paperwork related to your separation. All payments made to you under this Letter and/or the Release will have all applicable federal, state, and/or local tax withholding, F.I.C.A., and any other applicable deductions or other taxes withheld or subtracted therefrom as required by law. To the extent that there may be tax consequences related to such payments, you are solely responsible. Confidential Information and Company Property. Notwithstanding that your employment has been terminated, you remain subject to the terms of any written confidentiality, non-disclosure and/or non-solicitation covenants or agreements with the Company. Even in the absence of any written agreement, you remain legally obligated not to use or disclose the Company’s confidential information. Further, you are under an obligation to return all Company property that is within your possession, access, or control, including (without limitation) all Company confidential information, files, data, passwords, keys, access cards, identification badges, cell phones, computers and computer equipment, other electronic devices, and security devices or tokens that permit access to the Company’s facilities or systems. Sincerely, /s/ Candice Levy Candice Levy SVP, Human Resources

Release Release This Release (“Release”) is given and made by Raju Malhotra (“R. Malhotra”) to PAR Technology Corporation (the “Company”). Background: On February 9, 2024 (“Separation Date”), R. Malhotra’s employment with the Company was severed. In consideration of a fully executed and effective Release, the Company will provide R. Malhotra the Separation Payments described in the letter of separation dated February 9, 2024 (to which this Release is attached (the “Letter”)). This Release will be deemed “effective” upon the expiration of the Revocation Period (as such term is defined in Section 16 of this Release), during which time R. Malhotra does not exercise his right to revoke thereunder. NOW THEREFORE, in consideration of the mutual promises and agreements set forth in this Release, the Letter, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and as to which R. Malhotra would not have been entitled to receive without the execution and effectiveness of this Release, the Company and R. Malhotra agree as follows: 1. Release. In consideration of the Separation Payments and other payments or benefits under the Letter or hereunder (collectively, “other Release Consideration”), R. Malhotra does for himself and for each of his agents, representatives, attorneys, successors, assigns, spouse, heirs, beneficiaries, legal guardians, executors, and administrators fully release and discharge each of the Released Parties (as herein defined) from any and all liabilities, claims, demands, actions, causes of action, suits, grievances, debts, and remedies of any and all types, in law or in equity, which R. Malhotra ever had, now has, or hereafter can, shall, or may have against any of the Released Parties, for or by reason of any matter, thing, or cause whatsoever, whether known or unknown, matured or not matured, arising on or before the date R. Malhotra signed this Release, including all claims arising or that arose, are related to, resulted from or occurred in connection with R. Malhotra’s employment with the Company and/or R. Malhotra’s separation of employment from the Company, and including all claims, actions or liability under: • the Age Discrimination in Employment Act of 1967, as amended by the Older Worker’s Benefit Protection Act (the “OWBPA” and collectively, the “ADEA”), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866 (42 U.S.C. §1981 et. al.), the Americans with Disabilities Act, the National Labor Relations Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Occupational Safety and Health Act, the federal and state Worker Adjustment and Retraining Notification Act(s), the Genetic Information Non-Discrimination Act, the Food Safety Modernization Act and/or the Food, Drug and Cosmetic Act, all as amended;

• wrongful termination in violation of public policy (Tameny claims), breach of contract, breach of the implied covenant of good faith and fair dealing, privacy violations, defamation, intentional infliction of emotional distress, retaliation, discrimination and harassment claims under California's Fair Employment and Housing Act, California Labor Code, the California Constitution, the California Family Rights Act (CFRA), the California Consumer Privacy Act (CCPA), and any and all claims based on federal, state, provincial, municipal, or local employment discrimination statutes, laws, regulations, or ordinances, including, but not limited to age, sex, race, religion, national origin, marital status, sexual orientation, ancestry, parental status, handicap, disability, veteran status, harassment, retaliation, attainment of benefit plan rights, claims for severance pay, claims based on breach of contract, notice, compensation in lieu of notice, wrongful termination, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence or any common law, statutory, or other claim whatsoever arising out of or relating to employment with or separation from employment with the employer, regardless of the jurisdiction in which such statute, law, regulation or ordinance is effective, all as amended; • any other federal, state, or local statute, ordinance, rule or regulation, including but not limited to, those regarding employment, civil rights, compensation, employee benefits, termination of employment, or discrimination or retaliation in employment, all as amended; and • the common law of any state relating to claims for breach of employment contracts (whether oral, written, or implied), breach of promise, wrongful discharge or unjust dismissal, constructive discharge, wrongful dismissal, wrongful termination, retaliation, defamation or injury to reputation, intentional or negligent infliction of emotional distress, humiliation, pain and suffering, harassment, whistleblower claims, back pay, front pay, overtime, severance pay (other than as provided in this Release and the Letter), pension or retirement contributions, interest, attorneys’ fees and costs, compensatory or punitive damages, or injunctive relief, or regarding any other matter; except that nothing contained in this Section 1 or the Letter shall constitute a release of R. Malhotra’s right to enforce his rights under the terms of this Release or the Letter. R. Malhotra further waives the provisions of Section 1542 of the California Civil Code, which states: “A general release does not extend to claims which the creditor or the releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her would have materially affected his or her settlement with the debtor or released party”. This Release does not release claims that cannot be released as a matter of law, such as claims for workers’ compensation benefits, unemployment insurance benefits and statutory indemnity and any indemnification rights and rights to defense provided to similarly situated employees of the Company under the Company’s bylaws then in effect. This Release is intended to be as complete and inclusive as may be permitted under law with respect to claims in any way arising from or related to R. Malhotra’s employment with the Company and R. Malhotra’s separation from employment with the Company. Notwithstanding the language set forth in this

Section 1 or elsewhere in this Release, R. Malhotra understands that although R. Malhotra waives any substantive claims that R. Malhotra may have by virtue of this Release, this Release does not affect R. Malhotra’s right to sue solely to challenge the validity of the ADEA waiver, to the extent permitted by law. Moreover, if R. Malhotra challenges the validity of this Release of the Company herein as inconsistent with the OWBPA, this Release does not first require R. Malhotra to give back any payment(s) received by R. Malhotra pursuant to the Letter or in furtherance of this Release. For purposes of this Release, “Released Parties” means (all, one or more of the following, as the circumstances may provide): (a) the Company; (b) the Company’s current, former, and future directors (or comparable office), officers, shareholders, owners, members, managers, employees, advisors, representatives, and agents; (c) the Company’s related corporate and non- corporate entities and business units, divisions, parents, subsidiaries, and affiliates, currently existing or existing during the term of this Release (collectively referred to in this Agreement as “Affiliates”); (d) each Affiliate’s current, former, and future directors (or comparable office), officers, shareholders, owners, members, managers, general partners, limited partners, employees, advisors, representatives, and agents; (e) each of the Company’s and Affiliate’s respective employee benefit and/or pension plans (and their respective sponsors, fiduciaries, or administrators), insurers, and attorneys; and (f) each of the Company’s and the Affiliates’ respective successors and assigns. 2. Covenant Not to Sue. R. Malhotra affirms that he has not filed, has not caused to be filed, and/or presently is not a party to any claim against any of the Released Parties. R. Malhotra also represents and warrants that there has been no assignment or other transfer of any interest in any claim by him that is covered by the Release set forth in Section 1 of this Release. Except for an action arising out of a breach of the terms of the Letter, this Release (including payment of the Separation Payments), or an action brought solely to challenge the validity of the release of ADEA claims contained in Section 1, (to the extent permitted by law) of this Release, R. Malhotra agrees never to bring (or cause to be brought) or participate in any suit against any of the Released Parties regarding any act or failure to act that occurred up to and including the date on which R. Malhotra signs this Release to the extent that it involves a claim released under Section 1 of this Release. Despite the above, nothing in this Release shall be interpreted to prohibit or prevent R. Malhotra from filing a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) or with any other federal, state, or local governmental agency or commission (each a “Government Agency”) or from otherwise participating, testifying or assisting in any EEOC or other Government Agency investigation, hearing, or proceeding to the extent such right is protected under the law and cannot legally be waived by contract. However, to the maximum extent permitted by law, R. Malhotra agrees he is not entitled to recover any individual monetary relief or other individual remedies arising from any such participation, assistance, testimony, communication or filing with the EEOC or other Government Agency; provided, however, this Release does not limit or prohibit R. Malhotra’s right to receive an award for information provided to the EEOC or other Government Agency to the extent such limitation or prohibition is a violation of law. Further, nothing in this Release is intended to and shall not be interpreted to prohibit, prevent, or otherwise impede R. Malhotra from communicating, without notice to or approval of the Company and/or Released Parties, with the Securities and Exchange Commission (“SEC”) about a possible violation of the Federal securities laws (including any rules or regulations thereunder) or from otherwise participating, testifying, or assisting in any SEC investigation, hearing, or proceeding. In addition, nothing herein requires R. Malhotra to waive any monetary recovery awarded pursuant to Rule 21F-17 of the Securities Exchange Act of 1934 as amended. 3. Notice Regarding Subpoenas. R. Malhotra agrees that if R. Malhotra is required by law or regulation or through a lawful subpoena or similar process ordered to give testimony or provide assistance in any suit or investigation involving one or more of the Released Parties, R. Malhotra will give (to the fullest extent not prohibited by law) the Company prompt notice of the order or subpoena in advance of R. Malhotra’s response to the same, and will allow the Company and/or the Released Parties a reasonable amount of time to challenge the order or subpoena in court. 4. Acknowledgment of Compensation Paid. R. Malhotra acknowledges and agrees that R. Malhotra has received all compensation R. Malhotra is owed for R. Malhotra’s services as an employee of the Company, including any services provided to any Affiliate, up to and including the date R. Malhotra executes this Release and, with the exception of the payments under the Letter and this Release (including the Separation Payments), R. Malhotra agrees not to make any claims for further compensation of any type, including claims for wages or salary, bonus payments, incentive compensation (in cash, equity, or other property), commission payments, residuals, costs, professional membership or dues, pension or retirement contributions or benefits, sick pay, holiday pay, business expenses, vacation pay, severance, or any enhancements to salary, all of which such claims are covered by the Release set forth in Section 1 of this Release. 5. Return of Company Property and Information. R. Malhotra agrees to promptly (but not later than the date R. Malhotra delivers this executed Release to the Company) return to the Company or to any Affiliate, as applicable, all property belonging to the Company and/or to any Affiliate that is within R. Malhotra’s possession, access or control, including all Confidential Information (as such term is defined in this Release or the NDA (as defined in Section 8 below)), documents (in tangible or non-tangible form), files, charts, lists, photographs, recordings, data, passwords, keys, access cards, identification badges, business cards, cell phones, pagers, personal digital assistants, smart phones, computers and computer equipment, other electronic devices, and security devices or tokens that permit access to the Company’s and/or to any Affiliates’ facilities or systems. R. Malhotra acknowledges that he is prohibited from making or keeping copies of any of the foregoing items/things, in whole or in part, and that this prohibition includes downloading, transferring and/or retaining any electronic files or portions thereof; and R. Malhotra represents that he has neither retained copies nor has he disclosed or otherwise shared the contents of any of the foregoing items/things with any third party. R. Malhotra agrees that any and all inventions, developments, discoveries and/or works that he created, made or prepared while employed by the Company (“Work Product”) are deemed to be created, made and prepared in the course of and within the scope of R. Malhotra’s employment with the Company and are exclusively owned by the Company and R. Malhotra hereby assigns his rights, title and interest in any Work Product to the Company; provided, however, R. Malhotra’s obligations hereunder are subject to the Defend Trade Secrets Act of 2016; and, in accordance with that Act, R. Malhotra will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Accordingly, R. Malhotra has the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. R. Malhotra also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. 6. Confidentiality of this Release\Non-Solicitation. (a) R. Malhotra agrees that R. Malhotra will not (without the prior written consent of the Company) in any manner communicate the existence, substance, or terms and provisions of this Release to any other person or entity except: (i) as may be specifically required by law; (ii) to R. Malhotra’s accountant and/or financial advisor to the extent necessary to prepare R. Malhotra’s tax returns or to advise R. Malhotra in connection with the tax consequences of the Separation Payments; (iii) to R. Malhotra’s attorney(s); and (iv) to R. Malhotra’s spouse (the persons or entities in (ii), (iii), and/or (iv), “Authorized Person(s)”). R. Malhotra further agrees that before R. Malhotra makes any such authorized disclosure to an Authorized Person(s), R. Malhotra will first inform such Authorized Person(s) that the existence and terms of this Release are confidential, and R. Malhotra will secure the agreement of each such person to maintain the confidentiality of the existence, terms, and provisions of this Release. R. Malhotra agrees that in the event R. Malhotra is required to disclose this Release pursuant to a government order or subpoena, R. Malhotra will give (to the fullest extent not prohibited by law) the Company prompt notice of the order or subpoena in advance of R. Malhotra’s response to the same, and will allow the Company a reasonable amount of time to challenge the order or subpoena in a court of competent jurisdiction before disclosing this Release and/or its terms and provisions. R. Malhotra specifically acknowledges that, except as described above, this confidentiality provision prohibits R. Malhotra from discussing the existence of this Release, its substance, or terms and provisions with any person (other than those individuals specifically excepted by this Section 6 (subject to the requirements of this Section 6), including any current or former employee of the Company or of its Affiliates (other than those employees of the Company who are responsible for consummating and implementing this Release and the Letter for and on behalf of the Company)) or with any media, and that R. Malhotra may not post or disclose any information about the existence, substance, or terms and provisions of this Release in any manner including but not limited to on the Internet, on Facebook, Instagram, Twitter, TikTok and on any other social media site, blog, or other electronic medium of any kind. (b) In addition, for a period of 12 months from the date the Company receives this fully executed and effective Release, R. Malhotra will not, directly or indirectly, in any manner, for R. Malhotra’s own business or for any other person or business (i) solicit, recruit (or attempt to recruit), discuss with or advise, influence, induce or otherwise encourage in any way, any employee of the Company or of any Affiliate to terminate such employee’s relationship with the Company or with any Affiliate for any reason, or (to the extent permitted by applicable law) hire (or attempt to hire) any such employee; (ii) solicit, hire or recruit or attempt to hire or recruit any person who was an employee of the Company or of any Affiliate within the immediately preceding six (6) months prior to R. Malhotra’s Separation Date; and/or (iii) solicit, assist, discuss with or advise, influence, induce or otherwise encourage in any way, any customer, vendor, supplier or business associate or prospective customer, vendor, supplier or business associate of the Company or of any Affiliate to cancel, terminate or alter its business relationship with the Company or with any Affiliate. For purposes of subsection (iii) above, reference to “any customer, vendor, supplier or business associate” means any one of the foregoing that are or were customers, vendors, suppliers or business associates of the Company or of any Affiliate as of R. Malhotra’s Separation Date, and reference to “prospective customer”, vendor, supplier, or business associate” means any one of the foregoing that R. Malhotra knew of as of R. Malhotra’s Separation Date. 7. Non-Disparagement. R. Malhotra agrees that he shall not at any time make or encourage others to make any remarks or comments (whether in writing or oral) about the Released Parties, or any of one of them, to any third party (including vendors, suppliers, customers, business associates, regulators, the media, press and/or publications), which remarks or comments reasonably could be construed to be derogatory or disparaging or which reasonably could be anticipated to be damaging or injurious to the reputation or goodwill of a Released Party. R. Malhotra understands and agrees that remarks or comments made on the Internet, on Facebook, Instagram, Twitter, TikTok and on any other social media site, blog, or other electronic medium of any kind are subject to the provisions of this Section 7 in the same manner as remarks or comments made in any other forum. Nothing in this Release prevents R. Malhotra from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that R. Malhotra has reason to believe is unlawful. 8. Confidential Information. R. Malhotra acknowledges and agrees that as a result of and in connection with R. Malhotra’s employment with the Company, R. Malhotra obtained knowledge of and had access to the trade secrets and other proprietary and confidential information of the Company, its Affiliates and of other Released Parties and to information concerning the business, contemplated future business, prospects, and any other affairs of the Company, its Affiliates and/or other Released Parties that the Company, its Affiliates and/or other Released Parties regard as confidential, proprietary, or private in nature (the foregoing hereinafter, collectively “Confidential Information”). Examples of such Confidential Information include but are not limited to, the Company’s corporate plans, strategies and prospects, financial information, product developments, marketing, advertising and sales plans, product and service pricing and pricing policies and strategies and employee, customer, vendor and supplier information. R. Malhotra agrees not to disclose, in whole or in part, any Confidential Information to any person or entity for any reason or purpose whatsoever or make use of any such Confidential Information for R. Malhotra’s own purpose or for the benefit or use of any person or entity in any way. R. Malhotra specifically acknowledges and agrees that R. Malhotra’s unauthorized disclosure or use of the Company’s Confidential Information at any time would irreparably damage the Company, its Affiliates or other Released Parties. R. Malhotra further confirms that R. Malhotra has not, at any time prior to the date R. Malhotra signs this Release, disclosed, in whole or in part, any Confidential Information to any person or entity, or otherwise engaged in any of the above listed prohibited activities or conduct. To the extent R. Malhotra signed and delivered a confidentiality or non-disclosure agreement (“NDA”) in connection with his employment with the Company, the terms of that agreement are incorporated into and are made a part of this Release. However, in the event of any conflict between R. Malhotra’s obligations under this Release and the NDA, the terms that are enforceable and most protective of the Company and its Affiliates will govern. R. Malhotra acknowledges and agrees that, consistent with applicable law, at no time will R. Malhotra be permitted to utilize the Company’s and/or its Affiliate’s trade secrets or other protected Confidential Information. 9. Entire Agreement. This Release (together with the Letter and the NDA) contains the entire agreement and understanding between R. Malhotra and the Company concerning the matters described herein (and therein) and replaces all prior agreements (except the Letter and the NDA), discussions, negotiations, understandings, and proposals of the parties with respect to the subject matter hereof (and thereof). 10. Injunctive Relief and Other Remedies. R. Malhotra acknowledges and agrees that it is impossible to measure in money the damages that will accrue to the Company and/or its Affiliates in the event that R. Malhotra breaches, or threatens to commit a breach of, any of the restrictive covenants set forth in Section 2, Section 5, Section 6, Section 7 and Section 8 of this Release, and that any such damages, in any event, would be inadequate and insufficient. Therefore, if R. Malhotra breaches, or threatens to commit a breach of, any such restrictive covenants, the Company or any of its Affiliates, as appropriate, shall have, in addition to, and not in lieu of, any other rights and remedies available to it or them under law and in equity, the right to remedies including: (a) the right to injunctive relief and/or to have the restrictive covenants specifically enforced by a court or tribunal of competent jurisdiction, without the posting of any bond or other security, all to the fullest extent not prohibited by law; (b) the right to repayment to the Company of any portion of the Separation Payments already paid to R. Malhotra or on R. Malhotra’s behalf to the fullest extent not prohibited by applicable law (excluding $2,500 in consideration for the Release set forth in Section 1 of this Release); and (c) the right, exercisable by the Company, to cease any payments otherwise due to R. Malhotra or on R. Malhotra’s behalf under this Release. R. Malhotra confirms he has not at any time prior to the date R. Malhotra signs this Release, engaged in any of the prohibited activities or prohibited conduct set forth in Section 5, Section 6, Section 7 and Section 8 of this Release. 11. Severability. The provisions of this Release may be separated, and the invalidity of any provision shall not affect the validity of the other provisions. If, however, a court or other tribunal of competent jurisdiction rules that the release or waiver of claims or rights set forth in Section 1, or the covenants provided for in Section 2, Section 5, Section 6, Section 7 and Section

8 of this Release, is or are illegal, void, or unenforceable, R. Malhotra agrees to promptly repay to the Company the Separation Payments and any other payments made to R. Malhotra or on R. Malhotra’s behalf under the Letter or pursuant to this Release to the extent permitted by applicable law (excluding $2,500 in consideration for the Release set forth in Section 1 of this Release). Except to the extent otherwise provided in this Release or that the context otherwise requires, whenever the words “include,” “includes” or “including” are used in this Release, they are deemed to be followed by the words “without limitation”. 12. Modification. No modification, amendment, or waiver of any of the terms contained in this Release, or any future representation, promise, or condition in connection with the subject matter of this Release, shall be binding upon any party to this Release unless made in writing and signed by such party. 13. Choice of Law. This Release will be governed by and construed in accordance with the laws of the State of California without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. 14. Counterparts. This Release may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. 15. Consideration Period (ADEA Compliance). R. Malhotra acknowledges that the Separation Payments given to R. Malhotra or paid on his behalf under the Letter or pursuant to this Release are in addition to anything of value to which R. Malhotra was already entitled. R. Malhotra further acknowledges that before executing this Release, R. Malhotra was given ample time in which to consider this Release and the Summary Information. Specifically, R. Malhotra has been given 45 calendar days to consider this Release and the Summary Information, and R. Malhotra was allowed to use as much of this period as he chose. R. Malhotra acknowledges that: (a) he took advantage of this period to the full extent he deemed it necessary to consider this Release before executing it; (b) he carefully read this Release; (c) he fully understands this Release; (d) he is entering into this Release voluntarily; (e) he is receiving valuable consideration in exchange for his execution of this Release that R. Malhotra otherwise would not be entitled to receive; and (f) the Company has hereby advised and encouraged R. Malhotra to consult with an attorney prior to signing this Release, and that R. Malhotra had full opportunity to consult with an attorney of his choice, that R. Malhotra did so to the extent he deemed appropriate, and that any attorney R. Malhotra consulted had a full opportunity to review this Release and explain its terms to R. Malhotra. In the event R. Malhotra signs this Release and returns it to the Company in less than the 45-day period identified above, R. Malhotra hereby acknowledges that he has freely and voluntarily chosen to waive the period allotted for considering this Release. 16. Revocation Period. For a period of seven (7) calendar days following R. Malhotra’s execution of this Release, R. Malhotra may revoke this Release. If R. Malhotra decides to revoke this Release, R. Malhotra must do so by delivering a written notice of revocation within seven (7) calendar days after R. Malhotra’s execution of this Release (the “Revocation Period”) to the Company, to the attention of: Candice Levy, Senior Vice President Human Resources, c/o PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413 or via email to [***]. Once R. Malhotra signs this Release, it will become effective, enforceable, and irrevocable, without further action by R. Malhotra or the Company, only upon the expiration of the Revocation Period. 17. Successors and Assigns. This Release, and the covenants, terms and provisions hereof, shall be binding upon and inure to the benefit of the parties hereto, their heirs, beneficiaries, executors, administrators, legal guardians, successors, and assigns. Further, each and every section or paragraph hereof and the covenants made thereunder are expressly intended to be for the benefit of, and shall be enforceable by, the Company, each of its Affiliates and each of the Released Parties, individually and collectively, against, and shall be binding on, R. Malhotra and R. Malhotra’s agents, representatives, attorneys, legal guardians, successors, assigns, spouse, heirs, beneficiaries, executors, and administrators. 18. Enforcement Fees. If R. Malhotra or the Company (or any other third-party beneficiary hereof (as described in Section 17 above)) bring(s) a lawsuit or action to enforce or interpret any part of this Release, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs of litigation it incurs (such as costs, expenses, and fees on any appeal). 19. Employment Inquiries. R. Malhotra agrees to direct all inquiries from prospective employers to the Company to the attention of: Human Resources, 8383 Seneca Turnpike, New Hartford, New York 13413 or via email to [***]. Company agrees that to the extent it receives inquiries from third parties regarding R. Malhotra’s employment; it will provide the position(s) held by R. Malhotra while employed at the Company, the dates of R. Malhotra’s employment and a statement that it is the Company’s policy to provide no other information regarding its former employees. 20. Interpretation. Captions and headings of the sections and paragraphs of this Release are intended solely for convenience and no provision of this Release is to be construed by reference to the caption or heading of any section or paragraph. [Signature Page Follows]

Please indicate your agreement to the terms of this Release by signing and dating below, and scan and return the signed and dated document to: Candice Levy at [***] no later than 45 calendar days from the date you received this Release. Sincerely, PAR Technology Corporation /s/ Candice Levy __________________________ Candice Levy, SVP, Human Resources BY SIGNING BELOW, R. MALHOTRA ACKNOWLEDGES THAT R. MALHOTRA HAS CAREFULLY READ AND UNDERSTANDS THIS RELEASE, AND R. MALHOTRA VOLUNTARILY CHOSE TO ACCEPT THE TERMS OF THIS RELEASE IN CONNECTION WITH R. MALHOTRA’S SEPARATION FROM EMPLOYMENT. AGREED TO AND EXECUTED THIS 26th day of February, 2024. /s/ Raju Malhotra (Signature) Name (Print): Raju Malhotra